Exhibit 10.b

                   [South American Minerals, Inc. Letterhead]

                                                              September 20, 2004

Cuyuni River Venture No. 1, LLC (Delaware)
           and
Cuyuni River Venture No. 1, LLC (Guyana)
c/o Sierchio Greco & Greco, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Attn:  Steve Schwartz

         and

North American Resources, Inc. Ltd.
Lot 88 "C" "D" Barrack Street
Kingston, Georgetown, Republic Of Guyana
Attn: Sheikh S. Hassan

Gentlemen:

The following four agreements have been entered into by the parties hereto:

      1. Mining Joint Venture Agreement dated January 27, 1999 as subsequently amended (the "Agreement") between South American Minerals, Inc. ("SAMI") and Cuyuni River Venture No. 1, LLC, a Delaware limited liability company ("Cuyuni Delaware").

      2. Mining Joint Venture Agreement dated blank 1998 (identical to the Agreement) between SAMI and Cuyuni Delaware ("Second Agreement").

      3. Partnership Agreement dated June 22, 1999 as subsequently amended (the "Partnership Agreement") between North American Resources, Inc. Ltd., a corporation organized under the laws of the Government of Guyana, South American ("NARIL") and Cuyuni River Venture No. 1, LLC, a Guyana limited liability company ("Cuyuni LLC").

      4. Deed of Partnership dated January 27, 1999 between NARIL and Cuyuni LLC ("Deed")

This letter (the "Letter") clarifies and amends all of the above-mentioned four agreements and clarifies the relationship (the "Venture") between SAMI, NARIL, Cuyuni Delaware and Cuyuni LLC (collectively, the "Parties"). The Parties hereby agree as follows:

1. The Partnership Agreement, the Deed and the Second Agreement are superceded and amended in their entirety by the Agreement (as subsequently amended and as amended herein). To the extent that there is a conflict between the terms of the Agreement, subsequent amendments thereto and this Letter, the terms of this Letter shall govern.

2. The name of the Venture is the "NARIL/CUYUNI JOINT VENTURE."

3. Although NARIL is not mentioned as a party in the Agreement, it is a signatory to the Agreement and all Parties to the Agreement agree that NARIL is a party to the Agreement.

4. The following terms have the following definitions:

      (a) "Licensed property" in section 2.4B of the Agreement and elsewhere in the Agreement includes any rights, permits or licenses to prospect or mine any mineral properties, whether claims or medium scale properties, located in Guyana by means of dredging ("Mineral Rights"). All such Mineral Rights are held either by NARIL or the parties from which NARIL has acquired the right to exploit and/or operate such Mineral Rights.

      (b) "Mining Activities" is defined as water based dredge mining by the Venture and excludes such operations conducted by NARIL as permitted by section 9 of this Letter.

      (c) "Mining Assets" (which including all references in the Agreement to assets of or owned by the Venture) is defined as assets specifically owned by the Venture (specifically, Equipment as defined in section 2.4.A of the Agreement). Mining Assets specifically exclude Mineral Rights and other rights, permits or licenses to prospect or mine any mineral properties located in Guyana, and equipment and other assets owned, licensed or operated by NARIL.

      (d) "Territory" is defined as Guyana.

5. Exhibit A annexed to the Agreement is a nullity and the reference in Section 2.3(b) of the Agreement to Exhibit A is replaced by reference to Article 5 of the Agreement.

6. The current Participating Interests in Article 5 of the Agreement are:

                 SAMI - 65%
                 Cuyuni - 35%.

7. The Minimum Distribution Option (Section 5.4 of the Agreement) has been satisfied in full.

8. The properties, prospects and/or claims to be mined by the Venture shall be selected by NARIL.

9. NARIL is permitted to conduct exploration and/or exploitation of gold or other resources in the Territory on its own behalf, outside of the Venture, provided however that, to the extent that NARIL dredges for alluvial placer gold or other Gold Deposits on its own behalf, the following shall apply:

(a) To the extent that NARIL operates two or less barges in Guyana, all gold mined from such operations shall be owned by the Venture. To the extent that NARIL operates more than two barges in Guyana, the gold mined from all such barges shall be aggregated together and the amount of gold owned by the Venture shall be the quotient of two divided by the number of operating barges. The balance of the gold shall be owned by NARIL.

                                                Sincerely,

                                                South American Minerals, Inc.


                                        By:             s/
                                                ------------------------

Sworn to before me this ____________ day of September, 2004


__________________________________
Notary Public

The foregoing is agreed to and accepted as of the date above

      Cuyuni River Venture No. 1, LLC (Delaware)


By:               s/
      -----------------------------------

Sworn to before me this ____________              day of September, 2004


__________________________________
Notary Public

      Cuyuni River Venture No. 1, LLC (Guyana)


By:               s/
      -----------------------------------

Sworn to before me this ____________ day of September, 2004


__________________________________
Notary Public

      North American Resources, Inc. Ltd.


By:               s/
      -----------------------------------

Sworn to before me this ____________ day of September, 2004


__________________________________
Notary Public